Exhibit 99.1

Agilent Reports First-Quarter Fiscal Year 2026 Financial Results
Delivers solid Q1 results, raises FY26 reported revenue outlook and increases non-GAAP EPS(3) guidance while confirming core-revenue growth(1) and margin expansion

First-quarter fiscal year 2026

•Revenue of $1.80 billion for the first quarter ended Jan. 31, 2026, representing growth of 7.0% reported and up 4.4% on a core(1) basis compared with the first quarter of 2025.
•GAAP net income of $305 million; earnings per share (EPS) of $1.07, a decline of 4% from the first quarter of 2025.
•Non-GAAP(2) net income of $386 million; non-GAAP EPS(3) of $1.36, growing 4% from the first quarter of 2025.

Fiscal year 2026 and second-quarter outlook

•Fiscal year 2026 revenue is expected in the range of $7.3 billion to $7.5 billion, representing a range of up 5.5% to 7.5% reported and up 4% to 6% core(1). Non-GAAP EPS(3) is expected in the range of $5.90 to $6.04.
•Fiscal second-quarter 2026 revenue guidance is expected in the range of $1.79 billion to $1.82 billion, growth of approximately 7% to 9% reported and up 4% to 5.5% core(1). Non-GAAP EPS(3) is expected in the range of $1.39 to $1.42 per share.

SANTA CLARA, California, Feb. 25, 2026 — Agilent Technologies, Inc. (NYSE: A) today reported revenue of $1.80 billion for the first quarter ended Jan. 31, 2026, representing growth of 7.0% reported and up 4.4% core(1) compared with the first quarter of 2025.

First-quarter GAAP net income was $305 million, or $1.07 per share. This compares with $318 million, or $1.11 per share, in the first quarter of 2025. Non-GAAP(2) net income was $386 million, or $1.36 per share, during the quarter, compared with $377 million, or $1.31 per share, during the year-ago quarter.

“It was a solid start to the year with the Agilent team executing well in a healthy — albeit dynamic — market environment that included navigating the impact of a major U.S. snowstorm during the last week of the quarter," said Agilent President and CEO Padraig McDonnell. "On a
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normalized basis, excluding the weather-related impact, first-quarter results would have exceeded the midpoint of our guidance. This strong underlying performance allows us to maintain our core growth(1) and margin-expansion outlook for the full year, while modestly increasing our non-GAAP EPS range(3) for favorable currency. The continued momentum in our instrument-replacement cycle, strong engagement in Enterprise Services, and innovation across our portfolio reflect the strength of our customer focused strategy. With Ignite as our enterprise-wide operating system — driving execution excellence and operational rigor — we are well positioned to deliver resilient growth and long-term value for our customers and shareholders.”

Financial Highlights
Life Sciences and Diagnostics Markets Group
The Life Sciences and Diagnostics Markets Group (LDG) reported first-quarter revenue of $679 million, growth of 5% reported and 3% core(1) year-over-year. LDG’s operating margin for the quarter was 16.0%.

Agilent CrossLab Group
The Agilent CrossLab Group (ACG) reported first-quarter revenue of $758 million, growth of 9% reported and 6% core(1) year-over-year. ACG’s operating margin for the quarter was 31.6%.

Applied Markets Group
The Applied Markets Group (AMG) reported first-quarter revenue of $361 million, growth of 7% reported and 4% core(1) year-over-year. AMG’s operating margin for the quarter was 25.8%.

Full Year 2026 and Second-Quarter Outlook
Full-year 2026 revenue outlook is expected in the range of $7.3 billion to $7.5 billion, representing growth of 5.5% to 7.5% reported and up 4% to 6% core(1). Non-GAAP EPS(3) is expected in the range of $5.90 to $6.04 per share.

The outlook for second-quarter 2026 revenue is expected to be in the range of $1.79 billion to $1.82 billion, representing growth of approximately 7% to 9% reported and up 4% to 5.5% core(1). Non-GAAP EPS(3) is expected in the range of $1.39 to $1.42 per share.
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The outlook is based on forecasted currency exchange rates.

Conference Call
Agilent’s management will present additional details regarding the company’s first-quarter 2026 financial results on a conference call with investors today at 1:30 p.m. PST. This event will be broadcast live online in listen-only mode. To listen to the webcast, select the “Q1 2026 Agilent Technologies, Inc. Earnings Conference Call” link on the Agilent Investor Relations website. The replay of the call will remain on the company website for 90 days.

About Agilent Technologies
Agilent Technologies, Inc. (NYSE: A) is a global leader in analytical and clinical laboratory technologies, delivering insights and innovation that help our customers bring great science to life. Agilent’s full range of solutions includes instruments, software, services, and expertise that provide trusted answers to our customers' most challenging questions. The company generated revenue of $6.95 billion in fiscal year 2025 and employs approximately 18,000 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, subscribe to the Agilent Newsroom. Follow Agilent on LinkedIn and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s growth prospects, business, financial results, revenue, non-GAAP earnings guidance for fiscal year and second-quarter 2026, and the effects of its operational transformation and market-focused strategy. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing; and the risk that Agilent is not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its operational transformation, market-focused strategy and cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that its cost-cutting initiatives will impair its ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the impact relating to or arising from changes to
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tariffs, import/export or trade policies; the ability of its supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended October 31, 2025. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. Reconciliations between GAAP revenue and core revenue for first quarter 2026 are set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure. Core revenue growth rate as projected for second quarter 2026 and full fiscal year 2026 excludes the impact of currency and acquisitions and divestitures within the past 12 months. Most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided for the projection.

(2) Non-GAAP net income and non-GAAP EPS exclude the impacts of restructuring and other related costs, intangibles amortization, transformational initiatives, acquisition and integration costs and pension settlement loss. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations, and which are either isolated or are not expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income and a reconciliation between non-GAAP EPS and GAAP EPS is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(3) Non-GAAP EPS as projected for second quarter 2026 and full fiscal year 2026 exclude primarily the estimated impacts of non-cash intangibles amortization, transformational initiatives, and acquisition and integration costs. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations, and which are either isolated or are not expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $19 million per quarter.

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INVESTOR CONTACT:
Tejas Savant
+1 917-574-4018
tejas.savant@agilent.com

MEDIA CONTACT: Kate Coyle
+1 302-633-7490
kate.coyle@agilent.com
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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31,
	2026	2025

Net revenue	$1,798	$1,681

Costs and expenses:
Cost of products and services	852	782
Research and development	117	113
Selling, general and administrative	476	410
Total costs and expenses	1,445	1,305

Income from operations	353	376

Interest income	15	15
Interest expense	(25)	(28)
Other income (expense), net	21	4

Income before taxes	364	367

Provision for income taxes	59	49

Net income	$305	$318

Net income per share:
Basic	$1.08	$1.12
Diluted	$1.07	$1.11

Weighted average shares used in computing net income per share:
Basic	283	285
Diluted	284	287

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except par value and share data)
(Unaudited)
PRELIMINARY

	January 31, 2026	October 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,758	$1,789
Accounts receivable, net	1,521	1,487
Inventory	1,059	1,025
Other current assets	277	293
Total current assets	4,615	4,594

Property, plant and equipment, net	2,078	2,023
Goodwill	4,484	4,473
Other intangible assets, net	426	445
Long-term investments	135	133
Other assets	1,075	1,059
Total assets	$12,813	$12,727

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$602	$570
Employee compensation and benefits	297	443
Deferred revenue	682	624
Short-term debt	304	304
Other accrued liabilities	349	406
Total current liabilities	2,234	2,347

Long-term debt	3,050	3,050
Retirement and post-retirement benefits	130	126
Other long-term liabilities	491	463
Total liabilities	5,905	5,986

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125,000,000 shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2,000,000,000 shares authorized; 282,695,763 shares at January 31, 2026 and 283,054,377 shares at October 31, 2025, issued and outstanding	3	3
Additional paid-in-capital	5,605	5,575
Retained earnings	1,484	1,389
Accumulated other comprehensive loss	(184)	(226)
Total stockholders' equity	6,908	6,741
Total liabilities and stockholders' equity	$12,813	$12,727

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31,	January 31,
	2026	2025
Cash flows from operating activities:
Net income	$305	$318
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67	72
Share-based compensation	41	40
Deferred taxes expense (benefit)	25	(10)
Excess and obsolete inventory related charges	10	10
Net (gain) loss on equity securities	(2)	(1)
Other non-cash (income) expense, net	2	—
Changes in assets and liabilities:
Accounts receivable, net	(18)	(30)
Inventory	(39)	(40)
Accounts payable	39	3
Employee compensation and benefits	(151)	(104)
Other assets and liabilities	(11)	173
Net cash provided by operating activities (a)	268	431

Cash flows from investing activities:
Payments to acquire property, plant and equipment	(93)	(97)
Payments in exchange for convertible note	—	(1)
Payments to acquire businesses and intangible assets, net of cash acquired	—	4
Net cash used in investing activities	(93)	(94)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	31	30
Payment of taxes related to net share settlement of equity awards	(27)	(22)
Payments for repurchase of common stock	(152)	(90)
Payments of dividends	(72)	(71)
Proceeds from issuance of long-term debt	—	4
Repayments of long-term debt	(2)	(1)
Net proceeds from (repayment of) short-term debt	—	(30)
Net cash used in financing activities	(222)	(180)

Effect of exchange rate movements	16	(19)

Net increase (decrease) in cash, cash equivalents and restricted cash	(31)	138

Cash, cash equivalents and restricted cash at beginning of period	1,791	1,332

Cash, cash equivalents and restricted cash at end of period	$1,760	$1,470

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:

Cash and cash equivalents	$1,758	$1,467
Restricted cash, included in other assets	2	3
Total cash, cash equivalents and restricted cash	$1,760	$1,470

(a) Cash payments included in operating activities:
Income tax payments, net of refunds received	$105	$19
Interest payments, net of capitalized interest	$1	$3

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Three Months
	January 31,
	2026		2025
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP net income	$305	$1.07	$318	$1.11
Non-GAAP adjustments:
Restructuring and other related costs	20	0.07	1	—
Intangible amortization	19	0.07	28	0.10
Transformational initiatives	19	0.07	6	0.02
Acquisition and integration costs	3	0.01	9	0.03
Pension settlement loss	—	—	14	0.05
Other	27	0.09	6	0.02
Adjustment for taxes (a)	(7)	(0.02)	(5)	(0.02)
Non-GAAP net income	$386	$1.36	$377	$1.31

(a) The adjustment for taxes excludes tax expense (benefits) that management believes are not directly related to on-going operations and which are either isolated, temporary or cannot be expected to occur again with any regularity or predictability such as the realized gain/loss due to sale of a business, windfall benefits on stock compensation, and the impact of R&D capitalization under section 174 of the Tax Cuts and Jobs Act of 2017 which does not apply for fiscal year 2026 due to the enactment of the One Big Beautiful Bill Act (OBBBA). For the three months ended January 31, 2026, management used a non-GAAP effective tax rate of 14.50%. For the three months ended January 31, 2025, management used a non-GAAP effective tax rate of 12.50%.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to restructuring and other related costs, amortization of intangibles, transformational initiatives, acquisition and integration costs and pension settlement loss.

Restructuring and other related costs include incremental expenses incurred in the period associated with restructuring programs, usually aimed at changes in business and/or cost structure. Such costs may include one-time termination benefits including acceleration of stock-based compensation expense, facility-related costs and contract termination fees.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing, site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with company programs to transform our product lifecycle management (PLM) system and human resources and financial systems.

Acquisition and integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, tax, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Pension settlement loss resulted from the transfer of the Netherlands defined benefit plan to an unaffiliated insurance company.

Other includes certain legal costs and settlements, consulting costs, special compliance costs, acceleration of stock-based compensation expense and other miscellaneous adjustments.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Quarter-over-Quarter

Life Sciences and Diagnostics Markets Segment

	Q1'26	Q1'25
Revenue	$679	$647
Gross Margin, %	50.5%	52.8%
Income from Operations	$109	$117
Operating margin, %	16.0%	18.1%

Agilent CrossLab Segment

	Q1'26	Q1'25
Revenue	$758	$696
Gross Margin, %	55.2%	56.1%
Income from Operations	$240	$221
Operating margin, %	31.6%	31.8%

Applied Markets Segment

	Q1'26	Q1'25
Revenue	$361	$338
Gross Margin, %	56.5%	55.8%
Income from Operations	$93	$84
Operating margin, %	25.8%	25.0%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to restructuring and other related costs, amortization of intangibles, transformational initiatives and acquisition and integration costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATIONS OF REVENUE BY SEGMENT
EXCLUDING ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q1'26	Q1'25	Year-over-Year % Change

Life Sciences and Diagnostics Markets Segment	$679	$647	5%
Agilent CrossLab Segment	758	696	9%
Applied Markets Segment	361	338	7%
Agilent	$1,798	$1,681	7%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non-GAAP Revenue by Segment	Q1'26	Q1'25	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Diagnostics Markets Segment	$679	$647	5%	3%	2 ppts	$16
Agilent CrossLab Segment	758	696	9%	6%	3 ppts	20
Applied Markets Segment	361	338	7%	4%	3 ppts	8
Agilent (Core)	$1,798	$1,681	7%	4%	3 ppts	$44

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current quarter currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.